Exhibit 99.1

STRYKER OPERATING RESULTS FOR

QUARTER ENDED JUNE 30, 2007

Kalamazoo, Michigan - July 19, 2007 -- Stryker Corporation (NYSE:SYK) reported operating results for the quarter ended June 30, 2007 as follows:

Second Quarter Highlights

•	Net sales increased 16.0% (14.2% constant currency) to $1,464 million
	•	Orthopaedic Implant sales increased 14.6% (12.4% constant currency)
	•	MedSurg Equipment sales increased 18.3% (17.0% constant currency)
•	Diluted net earnings per share increased 25.0% to $.65 and adjusted diluted net earnings per share from continuing operations increased 17.3% to $.61
	•	The Company's Physiotherapy Associates business was sold for approximately $150 million in the second quarter of 2007, resulting in a net gain on sale of $25.7 million ($.06 per diluted share), and has been reflected as a discontinued operation
	•	The second quarter of 2007 includes an intangible asset impairment charge (net of income taxes) of
$12.7 million ($.03 per diluted share) to write off patents associated with intervertebral body fusion cage products
	•	Net earnings from continuing operations increased 13.2% from $212 million to $240 million and adjusted net earnings from continuing operations increased 19.2% from $212 million to $253 million
	•	Diluted net earnings per share from continuing operations increased 11.5% from $.52 to $.58

"We are encouraged to report accelerating growth rates for our Orthopaedic Implant and MedSurg franchises in both the United States and globally," commented Stephen P. MacMillan, President and Chief Executive Officer.  "Our U.S. orthopaedic implant businesses had a great quarter with 17% collective growth and worldwide sales of Endoscopy and Instruments products were exceptionally strong with constant currency growth of 20% and 18%, respectively."

Net sales were $1,463.7 million for the second quarter of 2007, representing a 16.0% increase over net sales of $1,261.8 million for the second quarter of 2006, and were $2,889.2 million for the first half of 2007, representing a 14.8% increase over net sales of $2,515.7 million for the first half of 2006.  On a constant currency basis, net sales increased 14.2% for the second quarter and 13.0% for the first half.

The Company's second quarter 2007 net earnings from continuing operations were reduced by a $12.7 million intangible asset impairment charge (net of $7.1 million income tax benefit) to write off patents associated with intervertebral body fusion cage products.  The impairment follows a United States Food and Drug Administration decision to downgrade certain intervertebral body fusion products to class II devices, along with a weak market for sales of these specific products.  The Company's first quarter 2006 net earnings from continuing operations were reduced by a $52.7 million charge to write off purchased in-process research and development associated with the acquisition of Sightline Technologies, Ltd. (Sightline).

Excluding the impact of the $12.7 million intangible asset impairment recorded in the second quarter of 2007, adjusted net earnings from continuing operations for the second quarter of 2007 of $252.8 million increased by 19.2% over net earnings from continuing operations of $212.1 million for the second quarter of 2006 and adjusted diluted net earnings per share from continuing operations for the second quarter of 2007 of $.61 increased by 17.3% over diluted net earnings per share from continuing operations of $.52 for the second quarter of 2006.

Excluding the impact of the $12.7 million intangible asset impairment recorded in the second quarter of 2007 and the $52.7 million charge to write off purchased in-process research and development in the first quarter of 2006, adjusted net earnings from continuing operations for the first half of 2007 of $494.6 million increased 20.5% over adjusted net earnings from continuing operations of $410.4 million for the first half of 2006 and adjusted diluted net earnings per share from continuing operations for the first half of 2007 of $1.19 increased by 19.0% over adjusted diluted net earnings per share from continuing operations of $1.00 for the first half of 2006.

Net earnings from continuing operations for the second quarter of 2007 were $240.1 million, representing a 13.2% increase over net earnings from continuing operations of $212.1 million for the second quarter of 2006.  Diluted net earnings per share from continuing operations for the second quarter of 2007 increased 11.5% to $.58 compared to $.52 for the second quarter of 2006.  Net earnings from continuing operations for the first half of 2007 were $481.9 million, representing a 34.7% increase over net earnings from continuing operations of $357.7 million for the first half of 2006.  Diluted net earnings per share from continuing operations for the first half of 2007 increased 33.3% to $1.16 compared to $.87 for the first half of 2006.

Net earnings for the second quarter of 2007 were $269.1 million, representing a 25.8% increase over net earnings of $213.9 million for the second quarter of 2006.  Diluted net earnings per share for the second quarter of 2007 increased 25.0% to $.65 compared to $.52 for the second quarter of 2006.  Net earnings for the first half of 2007 were $512.6 million, representing a 41.8% increase over net earnings of $361.4 million for the first half of 2006.  Diluted net earnings per share for the first half of 2007 increased 39.8% to $1.23 compared to $.88 for the first half of 2006.

Sales Analysis

Domestic sales were $936.5 million for the second quarter and $1,849.7 million for the first half of 2007, representing increases of 17.4% and 15.7%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.

International sales were $527.2 million for the second quarter and $1,039.5 million for the first half of 2007, representing increases of 13.6% and 13.4%, respectively, as a result of higher shipments of Orthopaedic Implants and MedSurg Equipment.  The impact of foreign currency comparisons to the dollar value of international sales was favorable by $22.6 million in the second quarter and by $46.8 million in the first half of 2007.  On a constant currency basis, international sales increased 8.8% in the second quarter and 8.3% in the first half of 2007.

Worldwide sales of Orthopaedic Implants were $883.3 million for the second quarter and $1,743.3 million for the first half of 2007, representing increases of 14.6% and 13.6%, respectively based on higher shipments of reconstructive (hip, knee and shoulder), trauma, spinal and craniomaxillofacial implant systems; bone cement; and the bone growth factor OP-1.  On a constant currency basis, sales of Orthopaedic Implants increased 12.4% in the second quarter and 11.4% in the first half of 2007.

Worldwide sales of MedSurg Equipment were $580.4 million for the second quarter and $1,145.9 million for the first half of 2007, representing increases of 18.3% and 16.8%, respectively based on higher shipments of surgical equipment; surgical navigation systems; endoscopic, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  On a constant currency basis, sales of MedSurg Equipment increased 17.0% in the second quarter and 15.5% in the first half of 2007.

Physiotherapy Associates Divestiture

On June 4, 2007 the Company announced the sale of its outpatient physical therapy business, Physiotherapy Associates, to Water Street Healthcare Partners, for approximately $150 million in cash.  The sale of Physiotherapy resulted in a second quarter 2007 gain of $25.7 million (net of income taxes), or $.06 per diluted share.

The Company's restated financial results reflecting Physiotherapy as a discontinued operation for the first quarter of 2007, each quarter of 2006, and for the years ended December 31, 2006 and 2005 on both a reported basis and an adjusted basis to exclude the impact of charges to write off purchased in-process research and development in 2006 and 2005 and to recognize the income tax expense associated with the repatriation of foreign earnings in 2005 are included as an attachment to this press release.

Income Taxes

The Company's effective income tax rates on earnings from continuing operations for the second quarter and first half of 2007 were 27.6% and 27.9%, respectively, as compared to effective income tax rates on such earnings for the second quarter, first half and year ended December 31, 2006 of 27.8%, 30.9% and 29.5%, respectively.  The effective income tax rates for the second quarter and first half of 2007 reflect the impact of the intangible asset impairment charge of $12.7 million (net of $7.1 million income tax benefit).  The effective income tax rates for the first half and year ended December 31, 2006 reflect the impact of the non-deductibility for income tax purposes of the purchased in-process research and development charge associated with the acquisition of Sightline.

Outlook for 2007

The Company's outlook for 2007 continues to be optimistic regarding underlying growth rates in orthopaedic procedures and sales growth rates in the Company's broadly based range of products in orthopaedics and other medical specialties, despite the potential for continued pricing pressure in certain markets.  The Company projects that adjusted diluted net earnings per share from continuing operations for 2007 will approximate $2.40, an increase of 20% over adjusted diluted net earnings per share from continuing operations of $2.00 in 2006.  The latest financial forecast for 2007 includes a constant currency net sales increase in the range of 12% to 13%, up from the previous forecast of 11% to 13% growth, as a result of growth in shipments of Orthopaedic Implants and MedSurg Equipment.  If foreign currency exchange rates hold near current levels, the Company anticipates a favorable impact on net sales of approximately 1.0% to 1.5% in the third quarter of 2007 and a favorable impact on net sales of approximately 1.0% to 2.0% for the full year of 2007.

Conference Call

As previously announced, the Company will conduct a conference call for financial analysts at 4:30 p.m., Eastern Time, today.  To participate in the conference call dial 866-272-9941 (domestic) or 617-213-8895 (international) and enter the participant passcode 37696038. A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on this site for 90 days.

A recording of the call will also be available from 6:30 p.m., Eastern Time, today until 6:30 p.m. on Saturday, July 21, 2007. To hear this recording dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 48324012.

Forward-Looking Statements

This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied in such statements.  Such factors include, but are not limited to: pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for the Company's products; regulatory actions; unanticipated issues arising in connection with clinical studies and eventual United States Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; changes in economic conditions that adversely affect the level of demand for the Company's products; changes in foreign exchange markets; changes in financial markets; and changes in the competitive environment.  Additional information concerning these and other factors are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Stryker Corporation is one of the world's leading medical technology companies with the most broadly based range of products in orthopaedics and a significant presence in other medical specialties.  Stryker works with respected medical professionals to help people lead more active and more satisfying lives.  The Company's products include implants used in joint replacement, trauma, craniomaxillofacial and spinal surgeries; biologics; surgical, neurologic, ear, nose & throat and interventional pain equipment; and endoscopic, surgical navigation, communications and digital imaging systems; as well as patient handling and emergency medical equipment.  For more information about Stryker, please visit the company web site at http://www.stryker.com.

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2007
(Unaudited - In Millions Except Per Share Amounts)

	Second Quarter			Six Months
CONDENSED STATEMENTS OF EARNINGS	2007	2006	% Change	2007	2006	% Change

Net sales	$1,463.7	$1,261.8	16.0	$2,889.2	$2,515.7	14.8
Cost of sales	444.3	393.9	12.8	883.7	787.3	12.2

GROSS PROFIT	1,019.4	867.9	17.5	2,005.5	1,728.4	16.0
% of Sales	69.6	68.8		69.4	68.7

Research, development and
engineering expenses	92.1	75.9	21.3	176.7	153.0	15.5
Selling, general and
administrative expenses	581.6	493.0	18.0	1,149.7	994.7	15.6
Intangibles amortization	11.0	10.1	8.9	22.2	20.3	9.4
Intangible asset impairment	19.8	-	--	19.8	-	--
Purchased in-process research and development	-	-	--	-	52.7	--

	704.5	579.0	21.7	1,368.4	1,220.7	12.1

OPERATING INCOME	314.9	288.9	9.0	637.1	507.7	25.5
% of Sales	21.5	22.9		22.1	20.2

Other income (expense)	16.9	4.9	244.9	31.1	10.3	201.9

EARNINGS BEFORE INCOME TAXES	331.8	293.8	12.9	668.2	518.0	29.0

Income taxes	91.7	81.7	12.2	186.3	160.3	16.2

NET EARNINGS FROM CONTINUING
OPERATIONS	240.1	212.1	13.2	481.9	357.7	34.7

Net earnings from discontinued operations	3.3	1.8	83.3	5.0	3.7	35.1
Net gain on sale of discontinued operations	25.7	-	--	25.7	-	--

NET EARNINGS FROM DISCONTINUED
OPERATIONS	29.0	1.8	--	30.7	3.7	--

NET EARNINGS	$269.1	$213.9	25.8	$512.6	$361.4	41.8

Net Earnings Per Share From Continuing Operations
Basic	$0.59	$0.52	13.5	$1.18	$0.88	34.1
Diluted	$0.58	$0.52	11.5	$1.16	$0.87	33.3

Net Earnings Per Share From Discontinued Operations
Basic	$0.07	$ -	--	$0.08	$0.01	--
Diluted	$0.07	$ -	--	$0.07	$0.01	--

Net Earnings Per Share
Basic	$0.66	$0.53	24.5	$1.25	$0.89	40.4
Diluted	$0.65	$0.52	25.0	$1.23	$0.88	39.8

Average Shares Outstanding
Basic	409.4	406.4		409.0	406.0
Diluted	416.9	410.7		416.5	411.0

RECONCILIATION OF REPORTED NET EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED NET EARNINGS
FROM CONTINUING OPERATIONS

	Second Quarter			Six Months
	2007	2006	% Change	2007	2006	% Change
NET EARNINGS FROM CONTINUING OPERATIONS
Reported net earnings from continuing operations	$240.1	$212.1	13.2	$481.9	$357.7	34.7
Intangible asset impairment	12.7	-	--	$12.7	-	--
Purchased in-process research and development	-	-	--	-	52.7	--
Adjusted net earnings from continuing operations	$252.8	$212.1	19.2	$494.6	$410.4	20.5

DILUTED NET EARNINGS PER SHARE FROM
CONTINUING OPERATIONS
Reported diluted net earnings per share from
continuing operations	$0.58	$0.52	11.5	$1.16	$0.87	33.3
Intangible asset impairment	$0.03	-	--	$0.03	-	--
Purchased in-process research and development	-	-	--	-	$0.13	--
Adjusted diluted net earnings per share from
continuing operations	$0.61	$0.52	17.3	$1.19	$1.00	19.0

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2007
(Unaudited - In Millions)

	Second Quarter				Six Months
			% Change				% Change
				Constant				Constant
CONDENSED SALES ANALYSIS	2007	2006	Reported	Currency	2007	2006	Reported	Currency

Domestic	$936.5	$797.9	17.4	17.4	$1,849.7	$1,598.8	15.7	15.7
International	527.2	463.9	13.6	8.8	1,039.5	916.9	13.4	8.3

NET SALES	$1,463.7	$1,261.8	16.0	14.2	$2,889.2	$2,515.7	14.8	13.0

Orthopaedic Implants	$883.3	$771.1	14.6	12.4	$1,743.3	$1,534.7	13.6	11.4
MedSurg Equipment	580.4	490.7	18.3	17.0	1,145.9	981.0	16.8	15.5

NET SALES	$1,463.7	$1,261.8	16.0	14.2	$2,889.2	$2,515.7	14.8	13.0

	Second Quarter
	% Change
	Domestic	International		Total
			Constant		Constant
SUPPLEMENTAL SALES GROWTH ANALYSIS	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	6	10	5	8	6
Knees	16	14	9	15	13
Trauma	35	11	7	20	18
Spine	30	17	13	26	24
Craniomaxillofacial	27	8	4	20	18
Total Orthopaedic Implants	17	12	7	15	12

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	18	22	16	19	18
Endoscopic, communications and digital imaging systems	21	22	17	22	20
Patient handling and emergency medical equipment	13	3	0	11	11
Total MedSurg Equipment	18	19	14	18	17

	Six Months
	% Change
	Domestic	International		Total
			Constant		Constant
	Reported	Reported	Currency	Reported	Currency

Orthopaedic Implants sales:
Hips	5	10	4	7	5
Knees	17	14	8	16	13
Trauma	33	8	4	17	14
Spine	26	20	15	24	23
Craniomaxillofacial	25	9	5	19	17
Total Orthopaedic Implants	16	11	6	14	11

MedSurg Equipment sales:
Surgical equipment and surgical navigation systems	15	23	17	17	16
Endoscopic, communications and digital imaging systems	17	24	18	19	18
Patient handling and emergency medical equipment	14	4	2	12	12
Total MedSurg Equipment	16	20	15	17	16

STRYKER CORPORATION
(Unaudited - In Millions)

	June 30	December 31
CONDENSED BALANCE SHEETS	2007	2006

ASSETS

Cash and cash equivalents	$170.0	$416.6

Marketable securities	1,610.2	998.2

Accounts receivable (net)	940.5	867.2

Inventories	733.4	677.6

Other current assets	608.2	574.7

TOTAL CURRENT ASSETS	4,062.3	3,534.3

Property, Plant and Equipment (net)	932.7	914.9

Goodwill and Other Intangibles (net)	905.3	914.8

Other Assets	519.6	509.8

TOTAL ASSETS	$6,419.9	$5,873.8

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$1,039.9	$1,351.5

Other Liabilities	578.6	331.3

Shareholders' Equity	4,801.4	4,191.0

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$6,419.9	$5,873.8

STRYKER CORPORATION
For the Three Month and Six Month Periods Ended June 30, 2007
(Unaudited - In Millions)

	Second Quarter		Six Months
CONDENSED STATEMENTS OF CASH FLOWS	2007	2006	2007	2006

OPERATING ACTIVITIES

Net earnings from continuing operations	$240.1	$212.1	$481.9	$357.7

Depreciation	32.8	28.7	64.7	55.8

Amortization	57.5	51.1	112.7	99.9

Intangible asset impairment	19.8	-	19.8	-

Gain on sale of discontinued operations	(40.7)	-	(40.7)	-

Purchased in-process research and development	-	-	-	52.7

Changes in working capital and other	(98.6)	(96.1)	(274.8)	(349.6)

NET CASH PROVIDED BY OPERATING ACTIVITIES	210.9	195.8	363.6	216.5

INVESTING ACTIVITIES

Acquisitions, net of cash acquired	(31.9)	(31.7)	(37.6)	(76.2)

Proceeds from sale of discontinued operations	144.7	-	144.7	-

Purchases of marketable securities, net	(437.7)	(62.3)	(609.1)	(172.7)

Purchases of property, plant and equipment	(39.1)	(49.5)	(79.9)	(99.0)

Proceeds from sales of property, plant and equipment	0.1	0.1	0.3	0.2

Other	(0.4)	(3.0)	(1.6)	(8.3)

NET CASH USED IN INVESTING ACTIVITIES	(364.3)	(146.4)	(583.2)	(356.0)

FINANCING ACTIVITIES

Borrowings (repayments) of debt, net	1.9	(128.7)	2.3	(226.8)

Dividends paid	-	-	(89.7)	(44.6)

Other	25.8	8.1	56.3	46.3

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	27.7	(120.6)	(31.1)	(225.1)

Effect of exchange rate changes on cash and cash equivalents	1.4	2.5	4.1	3.1

CHANGE IN CASH AND CASH EQUIVALENTS	$(124.3)	$(68.7)	$(246.6)	$(361.5)

STRYKER CORPORATION
CONDENSED STATEMENTS OF EARNINGS
RESTATED TO REFLECT PHYSIOTHERAPY ASSOCIATES AS A DISCONTINUED OPERATION
(Unaudited - In Millions Except Per Share Amounts)

	Quarter Ended
	2007	2006				Year Ended December 31
	March 31	Dec 31	Sept 30	June 30	March 31	2006	2005

Net sales	$1,425.5	$1,400.4	$1,231.1	$1,261.8	$1,253.9	$5,147.2	$4,608.9
Cost of sales	439.4	444.5	384.8	393.9	393.4	1,616.6	1,489.2

GROSS PROFIT	986.1	955.9	846.3	867.9	860.5	3,530.6	3,119.7
% of Sales	69.2	68.3	68.7	68.8	68.6	68.6	67.7

Research, development and
engineering expenses	84.6	91.2	80.4	75.9	77.1	324.6	284.7
Selling, general and
administrative expenses	568.1	549.5	502.8	493.0	501.7	2,047.0	1,839.4
Intangibles amortization	11.2	11.4	11.0	10.1	10.2	42.7	47.6
Purchased in-process research and
development	-	-	-	-	52.7	52.7	15.9

	663.9	652.1	594.2	579.0	641.7	2,467.0	2,187.6

OPERATING INCOME	322.2	303.8	252.1	288.9	218.8	1,063.6	932.1
% of Sales	22.6	21.7	20.5	22.9	17.4	20.7	20.2

Other income (expense)	14.2	11.8	8.1	4.9	5.4	30.2	4.9

EARNINGS BEFORE INCOME TAXES	336.4	315.6	260.2	293.8	224.2	1,093.8	937.0

Income taxes	94.6	88.9	73.2	81.7	78.6	322.4	304.5

NET EARNINGS FROM CONTINUING
OPERATIONS	241.8	226.7	187.0	212.1	145.6	771.4	632.5

NET EARNINGS FROM DISCONTINUED
OPERATIONS	1.7	1.2	1.4	1.8	1.9	6.3	11.1

NET EARNINGS	$243.5	$227.9	$188.4	$213.9	$147.5	$777.7	$643.6

Net Earnings Per Share From Continuing Operations
Basic	$0.59	$0.56	$0.46	$0.52	$0.36	$1.90	$1.57
Diluted	$0.58	$0.55	$0.45	$0.52	$0.35	$1.87	$1.54

Net Earnings Per Share From Discontinued Operations
Basic	$ -	$ -	$ -	$ -	$ -	$0.02	$0.03
Diluted	$ -	$ -	$ -	$ -	$ -	$0.02	$0.03

Net Earnings Per Share
Basic	$0.60	$0.56	$0.46	$0.53	$0.36	$1.91	$1.59
Diluted	$0.59	$0.55	$0.46	$0.52	$0.36	$1.89	$1.57

Average Shares Outstanding
Basic	408.6	407.4	406.7	406.4	405.7	406.5	403.7
Diluted	416.0	413.8	411.6	410.7	411.3	411.8	410.8

RECONCILIATION OF REPORTED NET EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED NET EARNINGS
FROM CONTINUING OPERATIONS

	Quarter Ended					Year Ended
	2007	2006				December 31
	March 31	Dec 31	Sept 30	June 30	March 31	2006	2005
NET EARNINGS FROM CONTINUING
OPERATIONS
Reported net earnings from continuing operations	$241.8	$226.7	$187.0	$212.1	$145.6	$771.4	$632.5
Purchased in-process research and development	-	-	-	-	52.7	52.7	15.9
Income taxes on repatriation of foreign earnings	-	-	-	-	-	-	27.4
Adjusted net earnings from continuing operations	$241.8	$226.7	$187.0	$212.1	$198.3	$824.1	$675.8

DILUTED NET EARNINGS PER SHARE FROM
CONTINUING OPERATIONS
Reported diluted net earnings per share
from continuing operations	$0.58	$0.55	$0.45	$0.52	$0.35	$1.87	$1.54
Purchased in-process research and development	$ -	$ -	$ -	$ -	$0.13	$0.13	$0.04
Income taxes on repatriation of foreign earnings	$ -	$ -	$ -	$ -	$ -	$ -	$0.07
Adjusted diluted net earnings per share
from continuing operations	$0.58	$0.55	$0.45	$0.52	$0.48	$2.00	$1.65

Date:    July 19, 2007

Contact:     Katherine A. Owen

                  Vice President, Strategy and Investor Relations

                  269/385-2600